                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                               Amendment No. 1 to

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                FEBRUARY 23, 2001


                          EASYLINK SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)




         DELAWARE                      000-26371              13-3787073
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
      of incorporation)                                   Identification No.)


                      399 Thornall Street, Edison, NJ 08837
                    (Address of principal executive offices)



Registrant's telephone number, including area code          (732) 906-2000



                                 Mail.com, Inc.
                         11 Broadway, New York, NY 10004
           Former Name or Former Address, if Changed Since Last Report

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of the Current Report on Form 8-K, originally filed by the registrant with the Securities and Exchange Commission on February 23, 2001, as set forth in the pages attached hereto:

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a) Financial Statements of Businesses Acquired

TABLE OF CONTENTS

Swift Telecommunications, Inc.

   Independent Auditors Report                                                                          F-1

   Combined Balance Sheet as of December 31, 2000                                                       F-2

   Combined Statement of Operations for the Year Ended December 31, 2000                                F-3

   Combined Statement of Cash Flows for the Year Ended December 31, 2000                                F-4

   Combined Statement of Changes in Stockholder's Deficit and Comprehensive
     Loss for the Year Ended December 31, 2000                                                          F-5

   Notes to Combined Financial Statements                                                               F-6

AT&T EasyLink Services (A fully integrated business of AT&T Corp.)

   Report of Independent Accountants                                                                    F-14

   Statement of Net Assets as of December 31, 2000                                                      F-15

   Statement of Income and Changes in Net Assets for the Year Ended December 31, 2000                   F-16

   Statement of Cash Flows for the Year Ended December 31, 2000                                         F-17

   Notes to Financial Statements                                                                        F-18


Independent Auditors Report

To the Management and Shareholder of Swift Telecommunications, Inc.

We have audited the accompanying combined balance sheet of Swift
Telecommunications, Inc. and Swift Comtext Ltd as of December 31, 2000, and the related combined statements of operations, stockholder's deficit and comprehensive loss, and cash flows for year ended December 31, 2000. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Swift Telecommunications, Inc. and Swift Comtext Ltd as of December 31, 2000, and the results of their operations and their cash flows for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America on the basis of presentation as described in Note 1 to the combined financial statements.


                                                 /s/ KPMG
                                                     Chartered Accountants
                                                     Registered Auditors
London, United Kingdom
May 8, 2001

                         Swift Telecommunications, Inc.

Combined balance sheet
(in thousands)
                                                                                                   December 31, 2000
                                                                                                   -----------------
Assets
  Cash                                                                                                       $    30
  Accounts receivable, net of allowance for doubtful accounts of $278                                          2,234
  Due from related party                                                                                         377
  Prepaid expenses and other current assets                                                                      531
                                                                                                             -------

Total current assets                                                                                           3,174

Machinery and equipment, net                                                                                   1,794
Investments                                                                                                    1,415
Purchased intangibles, net                                                                                       793
                                                                                                             -------

Total assets                                                                                                 $ 7,174
                                                                                                             =======

Liabilities
  Accounts payable                                                                                           $ 2,320
  Accrued expenses                                                                                             2,960
  Other current liabilities                                                                                      224
  Note payable                                                                                                 1,400
  Advances due to shareholder                                                                                  1,009
  Income taxes payable                                                                                           135
                                                                                                             -------

Total current liabilities                                                                                    $ 8,049

Stockholder's deficit
Common stock, $0.01 par value, 200 shares authorised, issued
     and outstanding at December 31, 2000                                                                          -
Additional paid in capital                                                                                         -
Accumulated other comprehensive income                                                                             4
Accumulated deficit                                                                                            (878)
                                                                                                             -------

Total stockholder's deficit                                                                                  $ (874)
                                                                                                             -------

Total liabilities and stockholder's deficit                                                                  $ 7,174
                                                                                                             =======


See accompanying notes to combined financial statements

                         Swift Telecommunications, Inc.


Combined statement of operations
(in thousands)
                                                                                                  For the year ended
                                                                                                   December 31, 2000
                                                                                                   -----------------
Revenues                                                                                                    $ 4,230

Operating expenses:
Cost of revenues                                                                                             (1,927)
General & administration                                                                                     (2,995)
Amortization of purchased intangibles                                                                           (48)
                                                                                                            --------

Total operating expenses                                                                                       4,970
                                                                                                            --------
Loss from operations                                                                                           (740)

Interest expense                                                                                                 (3)
                                                                                                            --------
Loss before provision for income taxes                                                                      $  (743)

Provision for income taxes                                                                                     (135)
                                                                                                            --------

Net loss                                                                                                    $  (878)
                                                                                                            ========


See accompanying notes to combined financial statements

                         Swift Telecommunications, Inc.


Combined statement of cash flows
(in thousands)
                                                                                             For the year ended
                                                                                              December 31, 2000
                                                                                              -----------------
Net loss                                                                                               $   (878)
Adjustments to reconcile net loss to net cash from operating activities:
Provisions for doubtful debts                                                                               349
Depreciation and amortization                                                                               126

Changes in operating assets and liabilities:
Accounts receivable                                                                                      (2,512)
Prepaid expenses and other current assets                                                                  (526)
Due from related party                                                                                     (377)
Accounts payable, accrued expenses and other current liabilities                                          4,360
                                                                                                        -------

Net cash provided by operating activities                                                                   542
                                                                                                        -------


Cash flows from investing activities:
Purchase of investments and business combinations                                                        (1,485)
Capital expenditures, net                                                                                   (36)
                                                                                                        -------

Net cash used in investing activities                                                                    (1,521)
                                                                                                        -------

Cash flows from financial activities:
Advance from stockholder                                                                                  1,009
                                                                                                        -------

Net cash provided by financing activities                                                                 1,009
                                                                                                        -------


Effect of foreign exchange rate:
Net (decrease)/increase in cash                                                                              30
Cash at beginning of the year                                                                                 -
                                                                                                        -------

Cash at end of the year                                                                                 $    30
                                                                                                        =======




See accompanying notes to combined financial statements

                         Swift Telecommunications, Inc.


Swift Telecommunications Inc
(in thousands)

Combined statements of changes in stockholder's deficit and comprehensive loss for the year ended December 31, 2000



                                                                                         Accumulated
                                                                         Additional            other
                                           common stock                     paid in    comprehensive     Accumulated
                                              Shares        Amounts         capital             loss         deficit      Total
                                           ------------     -------      ----------    -------------     -----------      -----
Balance at January 1, 2000 (unaudited)          200            $  -           $   -            $   -         $     -     $   -
Comprehensive loss:
  Net loss                                                                                                     (878)       (878)
  Translation adjustments                                                                          4               -          4
                                               -----          -----           -----            -----          ------     ------

Total comprehensive loss                           -              -               -                -               -       (874)
                                               -----          -----           -----            -----          ------     ------

Balance at December 31, 2000                     200          $   -           $   -            $   4          $(878)     $(874)
                                               =====          =====           =====            =====          ======     ======


              See notes to combined financial statements.
                                                                             F-5

                         Swift Telecommunications, Inc.
                     Notes to Combined Financial Statements
                          Year ended December 31, 2000
                                 (in thousands)


1        Summary of Operations and Significant Accounting Policies

Summary of operations

Swift Telecommunications, Inc (the "Company" or "Swift"), founded in 1999, is a telex, fax, data and messaging services company with sales offices and switching facilities in New York, United Kingdom, Spain, Singapore, Malaysia and France.

The Company was formed in 1999, however, the Company formally commenced implementation of its business plan on August 1, 2000.

Basis of presentation

In January 2001 Swift disposed of its Italian operations, GN Comtext Srl ("Comtext Srl"), prior to the Company being acquired by Easylink. Since the continuing businesses acquired by Easylink are limited to Swift and its wholly owned subsidiary in the United Kingdom, Swift Comtext Ltd. ("Comtext Ltd"), the accompanying combined financial statements are limited to include the combined financial position and results of operations of the Company and Comtext Ltd. The Italian operations, Comtext Srl have been excluded from the combined financial statements and are presented in a manner similar to an investment accounted for under the cost method and are included in Investments on the combined balance sheet as of December 31, 2000.

All significant intercompany balances and transactions have been eliminated in combination.

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. The significant estimates and assumptions embedded within the combined financial statements relate to the allowance for doubtful accounts, the fair value of assets acquired in business combinations, and the estimated useful lives of assets, tangible and intangible assets. Actual results could differ from those estimates.

Machinery and equipment

Machinery and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter.

Investments

Investments in which the Company owns less than 20% of a company's stock, and does not have the ability to exercise significant influence are accounted for using the cost method. Such investments are stated at the lower of cost or market value. The Company assesses the need to record impairment losses on investments and records such losses when the impairment is determined to be other-than-temporary.

                         Swift Telecommunications, Inc.
                     Notes to Combined Financial Statements
                          Year ended December 31, 2000
                                 (in thousands)



1        Accounting policies (continued)

Purchased intangibles

Purchased intangible assets are stated net of accumulated amortization. Purchased intangibles are being amortized on a straight-line basis over their expected period of benefit ranging from three to ten years.

Income taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that the tax change occurs. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Revenue recognition

The Company generates revenues in the business market by providing customers with Fax and Telex services. Revenues are recognized as the services are performed, typically based on a customer's specific usage, assuming no significant obligation remains and collection of the resulting receivable is probable. The Company's services are generally rendered pursuant to short term arrangements and the Company provides for allowances based on historical experience and specific customer circumstances.

The Company also enters into supplier arrangements providing bulk services, at a fixed price and minimum quantity to certain customers for a specified period of time. Revenues earned under such arrangements are recognized over the term of the arrangement, assuming collection of the resulting receivable is probable.

Financial instruments and concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and accounts receivable. At December 31, 2000 the fair value of cash, accounts receivable, note payable and advances due from the shareholder approximated their financial statement carrying amount because of the short-term maturity of these instruments.

Credit is extended to customers based on the evaluation of their financial condition and collateral is not required. The Company performs ongoing credit assessments of its customers and maintains an allowance for doubtful accounts.

Accounting for impairment of long-lived assets

The Company assesses the need to record impairment losses on long-lived assets, including intangible assets, used in operations when indicators of impairment are present. On an on-going basis, management reviews the value and period of amortization or depreciation of long-lived assets, including goodwill and other intangible assets. During this review, the Company re-evaluates the significant assumptions used in determining the original cost of long-lived assets. Although the assumptions may vary from transaction to transaction, they generally include revenue growth, operating results, cash flows and other indicators of value. Management then determines whether there has been a permanent impairment of the value of long-lived assets based upon events or circumstances that have occurred since acquisition. The impairment policy is consistently applied in evaluating impairment for each of the Company's wholly owned subsidiaries and investments. It is reasonably possible that the impairment factors evaluated by management will change in subsequent periods, given that the Company operates in a volatile business environment. This could result in material impairment charges in the future.

                         Swift Telecommunications, Inc.
                     Notes to Combined Financial Statements
                          Year ended December 31, 2000
                                 (in thousands)



1        Accounting policies (continued)

Foreign currency

The functional currencies of the Company's foreign subsidiaries are their respective local currencies. The financial statements are maintained in local currencies and are translated to United States dollars using period-end rates of exchange for assets and liabilities and average rates during the period for revenues, cost of revenues and expenses. Translation gains and losses are included in accumulated other comprehensive loss as a separate component of stockholder's deficit. Net gains and losses from foreign currency transactions are included in the 2000 combined statement of operations and were not significant.

Segment reporting

Although the Company offers, largely through its acquired businesses, a variety of services spread across numerous multinational locations, management does not manage its operations by product offerings or geography, but instead views the Company as one operating segment when making decisions, with a single operating decision maker, the Managing Director.

Recent accounting pronouncements

In December 1999, the SEC issued Staff Accounting Bulletin No. 101, "Revenue Recognition In Financial Statements" ("SAB No. 101"), which summarizes certain of the SEC staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company has adopted the accounting provisions of SAB No. 101 as of April 1, 2000 and it did not have a significant impact on the Company's financial statements.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. During June 1999, SFAS No. 137 was issued which delayed the effective date of SFAS No. 133. SFAS No. 137 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect this statement to affect the Company, as it does not have any derivative instruments or hedging activities.


2        Acquisitions


Acquisition of certain trade assets from GN Comtext Limited and shares of GN Comtext Srl

On August 1, 2000, Swift acquired assets from GN Comtext Ltd, a United Kingdom based provider of messaging services. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the tangible and identified intangible assets acquired on the basis of their respective fair values on the date of acquisition. The results of operations and the estimated fair value of the assets acquired and liabilities assumed are included in the Company's combined financial statements from the date of acquisition. The fair value of the intangible assets was determined based upon a combination of methods, including an income approach for the customer list, and the replacement cost approach for the fair value of the assembled workforce.

The total transaction consideration of $1.4 million included other acquisition related expenses consisting primarily of payments for legal and financial advisory services. Of the total purchase price, approximately $500 was allocated to net tangible assets and the remainder, totalling $900 was allocated to identified intangible assets, including the customer list and assembled workforce. The fair values of acquired intangible assets were capitalized and are being amortized over their estimated useful lives of three and ten years. Related amortization for the period ended December 31, 2000 totalled $48.

                         Swift Telecommunications, Inc.
                     Notes to Combined Financial Statements
                          Year ended December 31, 2000
                                 (in thousands)



The acquisition is summarized as follows:

2        Acquisitions (continued)


 Fair value of tangible assets acquired                                                                 $4,000
 Fair value of identified intangible assets acquired                                                     6,000
                                                                                                      --------

                                                                                                        10,000
                                                                                                      ========

 Purchase price including acquisition of costs of $50                                                    1,400
 Total transaction consideration                                                                         1,400
                                                                                                      ========


Since the sum of the fair value of identifiable assets acquired exceeded the costs to acquire such assets, and no current assets were acquired, the values assignable were reduced proportionately to determine the assigned value to the individual assets acquired, no negative goodwill was recorded.

On August 1, 2000, Swift acquired all of the issued and outstanding common stock of GN Comtext Srl, a messaging services company based in Italy for $1.4 million.

In connection with these transactions the company paid $1.4 million of cash and also issued a $1.4 million non-interest bearing note payable in seven equal quarterly installments of $200 commencing December 2000.

Swift and the former owners of the acquired businesses have agreed to provide each other certain transition services, primarily customer support and administrative services, generally for a period of six months following the consummation of the transaction. For this, the parties are being reimbursed at an amount which approximates the fair value of the underlying services.

In addition, Swift has agreed to provide messaging services to the former owners of the acquired business pursuant to a contract with commercial terms generally consistent with those of unrelated third parties.

TMI

During November, 2000, Swift acquired the telex and fax customer base from TMI, a subsidiary of Telecom Italia for $15.


3        Machinery and equipment

Machinery and equipment consists of the following at December 31, 2000:

Computer equipment and machinery                                                                   $        592
Purchased software                                                                                        1,280
                                                                                                        -------
Total machinery and equipment                                                                             1,872

Less:  Accumulated depreciation                                                                            (78)
                                                                                                        -------
Machinery and equipment, net                                                                       $      1,794
                                                                                                        -------
Depreciation totalled $78 for the year ended December 31, 2000


                         Swift Telecommunications, Inc.
                     Notes to Combined Financial Statements
                          Year ended December 31, 2000
                                 (in thousands)


4        Accrued expenses consist of the following, in thousands:


                                                                                                   December 31, 2000
                                                                                                   -----------------
Accrued purchases                                                                                            $ 1,400
Payroll and related costs                                                                                         72
Carrier charges                                                                                                  924
Accrued charges for transition services                                                                          370
Agent commissions                                                                                                111
Other                                                                                                             83
                                                                                                             -------
Total                                                                                                        $ 2,960
                                                                                                             =======


5        Leases

Future minimum lease payments under non-cancellable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2000 are as follows, in thousands:



                                                                                                       Total minimum
                                                                                                      lease payments
                                                                                                    ----------------
2001                                                                                                          $  397
2002                                                                                                             397
2003                                                                                                             397
2004                                                                                                             397
2005                                                                                                             374
2006 and later                                                                                                 4,114
                                                                                                             -------

Total minimum lease payments                                                                                  $6,076
                                                                                                             =======



6        Income tax

The provision for income taxes is comprised of the following:



                                                         For the
                                                       Year Ended
                                                   December 31, 2000
                                                   -----------------
Current:
  U.S. Federal and State                                 $135
  Foreign                                                  --
                                                         ----
                                                          135
                                                         ----

Deferred:
  U.S. Federal and State                                   --
  Foreign                                                  --
                                                         ----
                                                           --
                                                         ----
                                                         $135
                                                         ====

The following is a reconciliation between the statutory Federal income tax rate and the effective rate:


                                                         For the
                                                       Year Ended
                                                   December 31, 2000
                                                   -----------------
Tax at U.S. Federal Statutory rate                       $(250)
  Change in valuation allowance                            206
  Non deductible expenses                                  110
  Tax on foreign loss under U.S. tax rate                   25
  State income tax, net of Federal benefit                  20
  Other                                                     26
  Meals and entertainment                                   --
                                                         -----
  Provision for income taxes                             $ 135
                                                         =====



The Company's deferred tax assets and liabilities were as follows:



                                                As of
                                         December 31, 2000
                                         -----------------
Deferred tax assets:
  Allowance for doubtful accounts             $  52
  Trading loss carry forwards                   145
  Capitalized costs                              45
  Less valuation allowance                     (206)
                                              -----
                                                 86
                                              -----

Deferred tax liabilities:
  Depreciation                                 (86)
                                             -----
                                               (86)
                                             -----
Total Net deferred tax assets
  (liabilities)                              $  --
                                             =====


At December 31, 2000, the Company has available estimated foreign trading loss carry forwards which are available to reduce future taxable income subject to varying expiration rules. A valuation allowance has been established due to the uncertainty as to whether the Company will generate sufficient taxable earnings to utilize the available net operating loss carry forwards. In addition, the Company has provided a valuation allowance regarding net deferred tax assets since management has determined that it is not "more likely than not" that such ammounts will be realized.

                         Swift Telecommunications, Inc.
                     Notes to Combined Financial Statements
                          Year ended December 31, 2000
                                 (in thousands)



7        Valuation and qualifying accounts

                                                                         Additions
                                                          Balance at    charged to                     Balance at
                                                         December 31,      costs &   Deductions/      December 31,
                                                            1999         expenses    write-offs           2000
                                                        ------------    ----------   ------------     ------------

 For the year ended December 31, 2000                   $          -    $       349   $         -       $      349
                                                         ===========     ==========   ==========        ==========


8        Related party transaction

During the year ended December 31, 2000, the Company recouped certain telecommunications and other charges from Swift Comtext Srl and such amounts are applied against third party costs in the combined statement of operations. Amounts receivable totalling $377 are presented as Due from related party on the combined balance sheet at December 31, 2000.

                         Swift Telecommunications, Inc.
                     Notes to Combined Financial Statements
                               December 31, 2000
                                 (in thousands)


9        Subsequent events - unaudited

In January 2001, the Company acquired a 75% majority voting control of Xpedite Systems Inc. (m) SDN BHD, and The Xtreme Global Communications SDN BHD, for $250 and $266 in cash, respectively. The business combinations will be accounted for using the purchase method and the aforementioned transactions may result in the recognition of additional tangible and intangible assets and related depreciation and amortization from the date of consummation.

Sale of Italy

On January 31, 2001 the Company sold substantially all of the assets and liabilities of Comtext Srl to Expedite Communications Srl and received $2.3 million cash and a note of approximately $2.5 million.

The Company will consider proceeds from the sale of the assets, offset by the net book value of its investment at various disposition expenses in considering any gain which may result from this transaction.


On January 31, 2001, Mail.com and Swift entered into an Agreement and Plan of Merger ("Merger Agreement"). On February 23, 2001, the Company was acquired by Mail.com. In January 2001, Swift acquired from AT&T Corp. its EasyLink Services business ("EasyLink Services").

Swift together with its newly acquired EasyLink Services business is a global provider of messaging services such as electronic data interchange, e-mail, fax and telex.

At the closing of the acquisition by Swift of the EasyLink Services business from AT&T, Mail.com advanced $14 million to Swift in the form of a loan, the proceeds of which were used to fund part of the cash portion of the purchase price to AT&T. Upon the closing of the acquisition of Swift, Mail.com assumed a $35 million note issued by Swift to AT&T. The $35 million note will be secured by the assets of Swift, including the EasyLink Services business, and the shares of Mail.com Class A common stock to be issued to the sole shareholder of Swift in the Merger. The note is receivable in equal monthly instalments over four years and bears interest at a rate of 10% per annum. The note is subject to mandatory prepayment upon the sale of specified assets of Swift, including the EasyLink Services business, and in certain other events. The note also contains certain customary covenants and events of default, including limitations on the ability of Mail.com to incur additional indebtedness and to incur additional liens on the Swift and EasyLink assets.

Upon the closing of the acquisition of Swift, Mail.com paid to the sole shareholder of Swift approximately $33 million consisting of $835 in cash and an unsecured note for approximately $9.2 million and approximately 19 million shares of Mail.com Class A common stock valued at approximately $23 million as the purchase price for the acquisition of Swift. Mail.com will also pay additional consideration to the sole shareholder of Swift equal to the amount of the net proceeds, after satisfaction of certain liabilities of Swift and its subsidiaries, from the sale or liquidation of the assets of one of Swift's subsidiaries, Comtext Srl. Mail.com also reimbursed the sole shareholder of Swift for a $1.5 million advance made to Swift, the proceeds of which were used to fund the balance of the cash portion of the purchase price for Swift's acquisition of the EasyLink Services business and certain other obligations to AT&T. The $9.2 million note will be receivable in four equal semi-annual instalments over two years and may be prepaid in whole or in part at any time and from time to time without payment of premium or penalty. The note will be non-interest bearing unless Mail.com fails to make a required payment within 30 days after the due date therefore. Thereafter, the note will bear interest at the rate of 10% per annum. The note also contains certain customary events of default.

As part of the transaction with Swift, Mail.com has also agreed to acquire Telecom International, Inc. (which is an affiliate of Swift and conducts business under the name "AlphaTel") and the 25% minority interests in the aforementioned Swift subsidiaries for $165 in cash, promissory notes in the aggregate principal amount of approximately $1.8 million and 3.7 million shares of Mail.com Class A common stock. These additional transactions are subject to execution of definitive documentation, receipt of regulatory approvals and other customary conditions.

The Company will allocate a portion of the purchase price to the fair market value of the acquired assets and liabilities assumed of the EasyLink Services businesses. The excess of the purchase price over the fair market value of the acquired assets and liabilities assumed will be allocated to goodwill and other intangible assets. Goodwill and other intangible assets are expected to be amortized over a period of three to five years, the expected estimated period of benefit. The purchase price allocation is dependant on the final outcome of the valuation and appraisals of the fair value of the acquired assets and assumed liabilities at the date of acquisition, as well as the potential identification of certain intangible assets such as customer lists, etc.

                         Swift Telecommunications, Inc.
                     Notes to Combined Financial Statements
                                December 31, 2000
                                 (in thousands)


9        Subsequent events - unaudited (continued)



Additionally, upon the closing of the Swift acquisition, the President and sole shareholder of Swift, joined Mail.com as President of International Operations and became a member of Mail.com's Board of Directors.

                       Report of Independent Accountants


To the Management of AT&T EasyLink Services


In our opinion, the accompanying statement of combined net assets and the related combined statements of income and changes in net assets and cash flows present fairly, in all material respects, the financial position of AT&T EasyLink Services (the "Company") at December 31, 2000, and the results of its operations, and its combined cash flows for the year ended December 31, 2000, in conformity with generally accepted accounting principles. These combined financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these combined financial statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

The Company is a fully integrated business of AT&T Corp. ("AT&T"); consequently, as indicated in Note 2, these combined financial statements have been derived from the consolidated financial statements and accounting records of AT&T, and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on AT&T and its other business units for the provisioning of telecommunications services, and administrative, management and other services. The financial position, results of operations and cash flows of the Company could differ from those that would have resulted had the Company operated autonomously or as an entity independent from AT&T.

As described in Note 1 to the combined financial statements, the Company was purchased by Swift Telecommunications, Inc. ("STI") on January 31, 2001. On February 23, 2001, Mail.com, Inc. ("Mail.com"), acquired STI. On April 2, 2001, Mail.com formally changed its corporate name and identity to EasyLink Services Corporation.


                                        /s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
May 4, 2001

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Combined Statement of Net Assets
As of December 31, 2000
(In thousands of dollars)
--------------------------------------------------------------------------------

Assets
        Current assets
        Accounts receivable (net of allowance for uncollectibles of $6,244)            $      16,450
        Deferred taxes                                                                         2,562
                                                                                       -------------
                Total current assets                                                          19,012

        Plant and equipment, net                                                              13,368
        Capitalized software, net                                                              2,321
                                                                                       -------------
                Total assets                                                           $      34,701
                                                                                       =============

Liabilities
        Current liabilities
                Accounts payable                                                       $       7,276
                Agent commissions                                                                595
                Accrued expenses                                                               1,309
                Accrued payroll and benefits                                                   2,199
                                                                                       -------------
                        Total current liabilities                                             11,379

Commitments and contingencies (see Note 9)

Deferred taxes                                                                                 2,346
                                                                                       -------------

        Total liabilities                                                                     13,725
                                                                                       -------------

                Net assets                                                             $      20,976
                                                                                       -------------



   The accompanying notes are an integral part of these financial statements.

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Combined Statement of Income and Changes in Net Assets
For the Year Ended December 31, 2000
(In thousands of dollars)
--------------------------------------------------------------------------------

Service revenues                                                                       $     126,129

Cost of services
        Access costs                                                                          15,795
        International settlements                                                             11,141
        Network operations                                                                    16,592
        Depreciation and amortization                                                          8,443
        Provision for uncollectibles                                                           1,345
        Other costs and services                                                               6,280
                                                                                       -------------

                Total cost of services                                                        59,596

                        Gross margin                                                          66,533

Selling, general and administrative
        Product management                                                                     4,970
        Strategic planning and information systems                                               255
        Customer care                                                                          6,473
        Sales and marketing                                                                   15,454
        Research and development                                                              16,519
        Corporate overhead and other general and administrative                                3,555
                                                                                       -------------

                Total operating expenses                                                      47,226

Operating income                                                                              19,307
Other income                                                                                     269
                                                                                       -------------

Income before income taxes                                                                    19,576
Provision for income taxes                                                                     7,701
                                                                                       -------------

        Net income                                                                            11,875

Distributions to AT&T, net                                                                   (15,286)
Net assets, beginning of year                                                                 24,387
                                                                                       -------------

        Net assets, end of year                                                        $      20,976
                                                                                       -------------



   The accompanying notes are an integral part of these financial statements.

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Combined Statement of Cash Flows
For the Year Ended December 31, 2000
(In thousands of dollars)
--------------------------------------------------------------------------------

Operating activities
        Cash flows from operating activities
                Net income                                                             $      11,875
                Adjustments to net income to cash provided by (used in)
                   operating activities
                Depreciation and amortization                                                  8,443
                Provision for deferred income taxes                                             (836)
                Provision for uncollectibles                                                   1,345
                Distributions to AT&T Corp.                                                  (15,286)
                Changes in operating assets and liabilities
                        Decrease in accounts receivable                                        1,726
                        Decrease in accounts payable                                          (4,355)
                        Decrease in accrued payroll and benefits                                (298)
                        Decrease in accrued expenses                                            (215)
                        Decrease in agent commissions                                            (79)
                                                                                       -------------

                Net cash provided by operating activities                                      2,320

Investing activities
        Additions to plant and equipment                                                      (2,320)
                                                                                       -------------

                Net cash used in investing activities                                         (2,320)
                                                                                       -------------

                        Net change in cash                                             $           -
                                                                                       -------------


The accompanying notes are an integral part of these financial statements.

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

1.       Organization and Description of Business

         AT&T EasyLink Services ("AT&T EasyLink" or the "Company") is a fully integrated business of AT&T Corp.

         As an integrated business of AT&T, the Company relies on AT&T and other AT&T affiliates ("AT&T") to provide administration, management and other services including, but not limited to, management information systems, telecommunication services, accounting and financial reporting, treasury, cash management, human resources, employee benefit administration, payroll, legal, tax planning and compliance, and other support services. The Company receives cost allocations from AT&T for these services (see Note 2). However, these costs may not be indicative of costs that would have been incurred had the Company operated autonomously or as an entity independent of AT&T.

         The Company is a data telecommunications services entity that provides electronic messaging and fax services to customers worldwide. The nature of the services the Company offers includes electronic mail, enhanced fax (including worldwide broadcast fax), telex and a collection of other on-line services for professional use, including stock quotes, credit histories and corporate bulletin boards. The Telex product line offers messaging services to certain industries and countries that do not have modern telecommunications equipment.

         On January 31, 2001, Swift Telecommunications, Inc. ("STI") an international business messaging services company, purchased the AT&T EasyLink Services business for $50 million. AT&T received $15 million cash and a $35 million note due in 48 monthly installments with an initial interest rate of 10% (subject to adjustment every six months after the closing date to prime plus 1%). The note is collateralized by all of STI's assets. On February 23, 2001, Mail.com, Inc., a leading global provider of outsourced messaging services, acquired STI and assumed the $35 million note. In accordance with the agreement for the purchase transaction, certain assets, namely certain International settlement receivables and International cash balances, of the AT&T Easy Link entity have been excluded from the transaction and have been excluded from the accompanying financial statements as of December 31, 2000. The purchase price for STI was approximately $83.6 million. On April 2, 2001, Mail.com, Inc. formally changed its corporate name and identity to EasyLink Services Corporation.

         AT&T Corp. has agreed to provide certain transition services to AT&T EasyLink Services Corporation including network support, training, and other administrative services under the terms of such agreements generally for a period of three months after the sale of the Company.

2.       Basis of Presentation and Significant Accounting Policies

         Basis of Presentation

         As an integrated business of AT&T, the Company does not prepare separate financial statements in accordance with Generally Accepted Accounting Principles ("GAAP") in the normal course of operations. Accordingly, the accompanying combined financial statements have been derived by

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

         extracting certain of the assets, liabilities, and revenues and expenses of the Company from the consolidated assets, liabilities, and revenues and expenses from the accounting records of AT&T. These combined financial statements primarily include the results of AT&T's U.S. EasyLink operations and AT&T EasyLink Services Limited (a U.K. operation). All significant inter-entity balances and transactions between AT&T EasyLink Services and its combined operations have been eliminated. The Company has excluded from the combined financial statements certain receivables relating to international settlement balances due from foreign telecommunications providers. Approximately $23.8 million of receivables relating to these settlements have been excluded from the financial statements of the Company as they will be settled by AT&T Corp. The accompanying combined financial statements reflect the assets, liabilities, and revenues and expenses directly attributable to the Company, as well as allocations deemed reasonable by management to present the financial position, results of operations and cash flows of the Company on a stand-alone basis. Although management is unable to estimate the actual costs that would have been incurred if the services performed by AT&T had been purchased from independent third parties, the allocation methodologies have been described within the respective footnotes, where appropriate, and management considers the allocations to be reasonable. However, the financial position, results of operations and cash flows of the Company may differ from those that may have been achieved had the Company operated autonomously or as an entity independent of AT&T.

         Revenue Recognition Policy

         The Company recognizes revenue for its electronic messaging services as the services are provided to the customer, based upon usage and/or the number of lines used.

         In certain contractual arrangements, the Company provides outsourcing services in the capacity as an agent for certain clients. In these cases, the Company is responsible for the payment of all invoices related to the provision of telecommunications services to its clients by service providers other than AT&T EasyLink. In these cases, the Company records only the fees related to its aging responsibilities and neither costs nor the related revenues are reported by the Company. However, in other cases, the Company is ultimately responsible for the provision of such services and may choose any other service providers to fulfill its contractual obligations to its customers. In this type of arrangement, the Company records both the revenue and the related service provider costs for financial statement purposes.

         During 2000, the Company adopted Securities and Exchange Commission ("SEC") Staff Accounting Bulletin No 101, "Revenue Recognition in Financial Statements." The adoption did not have a material impact on the Company's results of operations or financial position.

         Plant and Equipment

         Equipment is stated at cost. Depreciation on equipment has been calculated using a straight-line method with estimated useful lives of approximately 5 years for the majority of the Company's equipment. Software purchases are depreciated on a straight-line basis over a period of three years.

         Upon sale or other disposition of equipment, the cost and related accumulated depreciation are removed from the Company's accounts and any gain or loss is recorded in the results of operations. Gains or losses were not material for 2000.

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

         Valuation of Long-Lived Assets

         Long-lived assets such as plant and equipment and software are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the estimated fair value and carrying value of the asset. No such losses have been recognized for 2000.

         Software Capitalization

         Certain direct development costs associated with internal-use software are capitalized in accordance with AICPA Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Costs capitalized include external direct costs of materials and services and payroll costs for employees devoting time to the software projects. These costs are amortized over a period of three years (beginning when the asset is substantially ready for use). Costs incurred during the preliminary project stage, as well as maintenance and training costs, are expensed as incurred.

         Accounts Receivable and Uncollectibles

         Accounts receivable are directly attributable to the Company and include amounts earned under the AT&T EasyLink service agreements. Uncollectible reserves have been determined based on the Company's specific experience and historical trends.

         In connection with the acquisition of the Company described in Note 1, AT&T, has retained the billed and unbilled accounts receivable of AT&T EasyLink related to international settlement balances due from foreign telecommunications providers. As such, balances amounting to $23.8 million have been excluded from the accompanying financial statements.

         Accrued Expenses

         AT&T does not maintain separate, identifiable records for the Company's accounts payable and accrued expenses. Accordingly, these financial statements do not specifically reflect such liabilities, if any. However, certain direct liabilities specifically attributable to the Company's operations have been reflected in the Statement of Net Assets under the caption, Accrued Expenses.

         Cost of Services

         Cost of Services includes both costs directly identifiable to the Company's operations, as well as costs allocated from AT&T which relate to the Company's utilization of certain AT&T Business Services ("ABS") products. These costs represent the approximate cost that would be incurred by AT&T to service the ultimate customer of the AT&T EasyLink business.

         Operating Expenses and Corporate Overhead

         Operating expenses represent an allocation of AT&T's operating expenses and include payroll and other expenses related to marketing and sales, research and development, network operations and common support costs, such as treasury, cash management, accounting, financial management, legal, public relations, information systems, human resources, employee benefits, taxes and support services. Also, included are charges for certain office space which the Company shares with AT&T. Payroll costs have been allocated to the Company based on the ratio that the average number of employees of the Company bears to the average total employees of ABS, the AT&T unit in which AT&T EasyLink resides. The AT&T corporate overhead

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

         expense pool has been allocated to the Company based on the ratio that total operating expenses of EasyLink (before allocated overhead) bears to the comparable total operating expenses of ABS, the unit that AT&T EasyLink reports through in the ultimate consolidation of AT&T's businesses. In the opinion of management, the methods used to allocate the costs and the resulting costs allocated to the Company are reasonable.

         Foreign Currency Translation

         For operations outside the United States that prepare financial statements in currencies other than the U.S. dollar, the Company translates income statement amounts at average exchange rates for the year, and the Company translates assets and liabilities at year-end exchange rates. The effects of these translation adjustments were insignificant for the year ending December 31, 2000. Gains and losses from foreign currency transactions, which were not material, have been included in the results of operations.

         Income Taxes

         The Company is not a separate taxable entity for Federal and state income tax purposes and the results of the Company's operations are included in the Federal and state tax returns of AT&T and its affiliates. In these financial statements, the Company has provided for income taxes as if it were a separate taxpayer.

         Deferred income taxes have been accounted for under the liability method, whereby deferred tax assets and liabilities are established for the differences between the financial reporting and income tax basis of assets and liabilities, as well as net operating losses and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Cash Flows

         The Company does not maintain separate cash accounts for the U.S. AT&T EasyLink operations; in the U.S., all cash generated by the business is recorded and managed by AT&T. All U.S. cash receipts and disbursements are made through AT&T's cash management system. For purposes of the statement of cash flows, all transactions between the Company and AT&T have been accounted for as having been settled in cash at the time the transaction was recorded by the Company. The net cash provided by the Company has been presented as a distribution to AT&T in the accompanying financial statements. The Company's foreign operations maintain their own cash accounts. As stated in Note 1, in accordance with the Purchase Transaction, such cash has been retained by AT&T and as such $4.1 million has been excluded from the accompanying financial statements as of December 31, 2000.

         Due to the integrated nature of the operations of AT&T and AT&T EasyLink Services, the net distribution to AT&T by the Company for the year ended December 31, 2000 has been presented as a component of operating cash flow.

         Advertising and Promotional Expenses

         The Company expenses costs of advertising and promotions, including costs to acquire customers, as incurred. Advertising and promotional expenses were only $40 for the year ended December 31, 2000.

         Use of Estimates

         The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

         the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant assumptions and estimates relate to the allocation of certain operating and overhead expenses and the calculation of the allowance for uncollectibles. Actual results could differ materially from those estimates.

         Concentrations

         As of December 31, 2000, the Company does not have any significant concentration of business transacted with a particular customer. However, the Company relies almost exclusively upon AT&T for the provision of its telecommunications services. The loss of such services could severely impact the Company's operations while alternative sources are being identified.


3.       Transactions with Affiliates

         The Company, in the normal course of operations, conducts transactions with AT&T. Revenues from services provided to AT&T and its affiliates by the Company amounted to $3.2 million for the year ended December 31, 2000. Such activity has been priced at the rates being charged by EasyLink Services Corporation to AT&T subsequent to the acquisition described in Note 1.

         In addition, the Company contracts with AT&T and its affiliates for telecommunications services. The amount of telecommunications expenses was $5.4 million for the year ended December 31, 2000. Such activity has been priced at the rates being charged by AT&T to EasyLink Services Corporation subsequent to the acquisition described in Note 1.


4.       Plant and Equipment

         Plant and equipment consists primarily of network access and messaging equipment. The cost basis of this equipment was $69,484 and the accumulated depreciation amounted to $56,116 as of December 31, 2000.


5.       Capitalized Software Costs

         The Company has accumulated $4,089 of direct development costs associated with internal-use software as of December 31, 2000 and is amortizing these costs on a straight-line basis over three years. Amortization expenses were $1,360 in 2000 and accumulated amortization amounted to $1,768,000 at December 31, 2000.


6.       Net Assets

         As the Company is a fully integrated business, AT&T's accounting records do not distinguish its investment in the Company between debt and permanent capital. In addition, AT&T, in the normal course of operations, does not allocate any portion of its consolidated third party debt and directly related interest cost to the Company and no portion of AT&T's debt is directly related to the operations of the Company.

         The intercompany balance has been classified as a component of the Company's net assets in these financial statements as there is no debt instrument and no defined payment period.

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

7.       Income Taxes

         The Company has calculated the tax provision utilizing an effective tax rate as if it were a stand-alone company.

         The effective tax rate in 2000 differs from the statutory U.S. Federal rate due primarily to the impact of the state income taxes, net of federal benefit.

         AT&T EasyLink Services Limited is a pass through entity for Federal income tax purposes and as such, its losses serve to reduce the combined operations taxable income.

         The provision for income taxes for the year ended December 31, 2000 comprises the following:

                                                              December 31, 2000

Current
        Federal                                                 $       6,931
        State and local                                                 1,606
                                                                -------------

                Total current provision                                 8,537
                                                                -------------

Deferred
        Federal                                                          (679)
        State                                                            (157)
                                                                -------------

                Total deferred provision (benefit)                       (836)
                                                                -------------

                        Total provision for income taxes        $       7,701
                                                                -------------


         Deferred tax assets (liabilities) at December 31, 2000 are as follows:

                                                              December 31, 2000

        Deferred tax assets - current                           $       2,562
                                                                -------------

                Total deferred tax assets                               2,562
                                                                -------------

        Deferred tax liabilities - noncurrent                           2,346
                                                                -------------

                Total deferred tax liabilities                          2,346
                                                                -------------

                        Net deferred taxes                      $         216
                                                                -------------

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

         The significant types to temporary differences giving rise to deferred taxes include plant and equipment basis differences (deferred tax liabilities) and currently non-deductible reserves (deferred tax assets).


8.       Employee Benefit Plans

         The Company participates in various employee benefit plans, including pensions, savings, post-retirement and post-employment plans, which are sponsored by AT&T. Detailed information concerning costs or the funded status of the plan is not available for the Company but is included as part of the operating expenses allocated by AT&T as described in Note
         2. The specific amounts allocated to the Company and the Company's obligations under these plans are not separately determinable by plan.


9.       Commitments and Contingencies

         The Company is subject to a number of judicial, regulatory and administrative proceedings in the normal course of business. The Company's management does not believe that any material liability will be imposed as a result of any of these matters.


10.      Segment Reporting

         The Company has considered the impact of Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information." As a fully integrated business of AT&T Corp., the Company had not been viewed as a reportable business segment, but rather as a component of a much larger operation providing business-related telecommunications services. As a stand-alone entity, the Company operates as a single segment comprised of business electronic messaging services. Revenues from external customers and long-lived assets information by geographic area are summarized as follows:

                                        United       All Foreign       Combined
                                        States        Countries          Total

Revenues from external customers     $  112,534       $  13,595       $  126,129
Long-lived assets, net               $   14,980       $     709       $   15,689


11.      New Accounting Pronouncements

         The Financial Accounting Standards Board's ("FASB's") Statement of Financial Accounting Standard, or SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities," is effective for the Company as of January 1, 2001. This statement establishes accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be

AT&T EasyLink Services
(A fully integrated business of AT&T Corp.)

Notes to the Combined Financial Statements
--------------------------------------------------------------------------------

         recorded in the balance sheet as either an asset or liability measured at its fair value. This statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires a company to formally document, designate and assess the effectiveness of transactions that receive hedge accounting, SFAS No. 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the Company's election, before January 1, 1998). The Company has no derivative financial instruments as of December 31, 2000 and as such, the adoption of this standard will have no material effect on its combined results of operations or financial position.

         In September 2000 the FASB issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishments of liabilities and also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000, and is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. The Company has had no activities which are subject to the provisions of this standard.

ITEM 7.  PRO FORMA FINANCIAL INFORMATION

(b) EasyLink Services Corporation - Unaudited Pro Forma Condensed Combined Financial Information

On January 31, 2001, Mail.com, Inc. and Swift Telecommunications, Inc. ("STI"), a New York Corporation, entered into an Agreement and Plan of Merger ("Merger Agreement"). On February 23, 2001, Mail.com, Inc. completed the acquisition of STI. On January 31, 2001, and concurrent with the execution and delivery of the Merger Agreement, STI acquired from AT&T Corp. its EasyLink Services business ("EasyLink Services"). On April 2, 2001, Mail.com changed its name to EasyLink Services Corporation (formerly Mail.com, Inc., the "Company" or "EasyLink").

STI together with its newly acquired EasyLink Services business is a global provider of messaging services such as electronic data interchange, e-mail, fax and telex.

At the closing of the acquisition by STI of the EasyLink Services business from AT&T, the Company advanced $14 million to STI in the form of a loan, the proceeds of which were used to fund part of the $15 million cash portion of the purchase price to AT&T. Upon the closing of the acquisition of STI, the Company assumed a $35 million note issued by STI to AT&T. The $35 million note is secured by the assets of STI, including the EasyLink Services business, and the shares of EasyLink Class A common stock issued to the sole shareholder in the merger. The note is payable in equal monthly installments over four years and bears interest at the rate of 10% per annum. The note is subject to mandatory prepayment upon the sale of specified assets of STI, including the EasyLink Services business, and in certain other events. The note also contains certain customary covenants and events of default, including limitations on the ability of EasyLink to incur additional indebtedness and to incur additional liens on the STI and EasyLink assets.

Upon the closing of the acquisition of STI, the Company paid to the sole shareholder of STI $835,000 in cash and issued an unsecured note for $9,188,000 and 18,766,176 shares of EasyLink Class A common stock as consideration for the acquisition of STI valued at $30.8 million. The value of the common stock issued to STI is based on the average market price of EasyLink's common stock, as quoted on the Nasdaq national market, for the two days immediately prior to, the day of, and the two days immediately after the announcement of the transaction on February 8, 2001. The $9,188,000 note will be payable in four equal semi-annual installments over two years and may be prepaid in whole or in part at any time and from time to time without payment of premium or penalty. The note is non-interest bearing unless the Company fails to make a required payment within 30 days after the due date therefore. Thereafter, the note will bear interest at the rate of 10% per annum. The note also contains certain customary covenants and events of default.

The cash portion of the merger consideration and the reimbursement of payments made by the sole shareholder of STI were funded out EasyLink's available cash generated from operations and from the proceeds received by Mail.com on January 8, 2001 from the issuance of $10.3 million of 10% Senior Convertible Notes due January 8, 2006.

The Company will allocate a portion of the purchase price to the fair market value of the acquired assets and liabilities assumed of STI and the EasyLink Services business. The excess of the purchase price over the fair market value of the acquired assets and liabilities assumed of STI and the EasyLink Services business will be allocated to goodwill and other intangible assets. Goodwill and other intangible assets are expected to be amortized over periods of five to ten years, the expected estimated periods of benefit. The purchase price allocation is dependant on the final outcome of the valuation and appraisals of the fair value of the acquired assets and assumed liabilities at the date of acquisition, as well as the potential identification of certain intangible assets such as customer lists, in-place workforce, technology and trademarks, etc.

Additionally, upon the closing of the STI acquisition, the President and sole shareholder of STI, entered into an employment agreement with the Company and became President of International Operations as well as a member of the Company's Board of Directors.

The consideration paid by EasyLink was determined as a result of negotiations between EasyLink and STI.

In January 2001, STI sold substantially all of the assets and liabilities of its subsidiary in Italy to Xpedite Communications S.r.L. for $2.3 million in cash and a note receivable of $2.5 million. The note is non-interest bearing and payable in monthly installments over three years. The cash proceeds from the sale were used to: (i) pay down the $1,009,000 advance from the sole stockholder of STI; (ii) pay a dividend to the sole stockholder of STI of approximately $891,000; and (iii) the remaining balance used to pay liabilities of STI. The Company will also pay additional consideration to the sole shareholder of STI equal to the amount of the net proceeds, if any, after satisfaction of certain liabilities of STI and its subsidiaries, from the sale or liquidation of the assets of STI's subsidiary in Italy.

During January 2001, STI purchased the real time fax business from Xpedite Systems, Inc. located in Singapore and Malaysia (these two subsidiaries conduct business under the name "Xtreme") for approximately $500,000 in cash. The Company does not believe that this acquisition would have a significant impact on its pro forma financial position and results of operations for the period reported. Accordingly, the Xtreme financial information is not included in the following pro forma condensed consolidated financial statements.

As part of the transaction with STI, the Company entered into a letter agreement to acquire Telecom International, Inc. (which is an affiliate of STI through its sole shareholder and conducts business under the name "AlphaTel") or the 25% minority interests in its two STI subsidiaries that operate the businesses acquired from Xpedite Systems, Inc.
for $164,705 in cash, promissory notes in the aggregate principal amount of approximately $1.8 million and 3.7 million shares of EasyLink Class A common stock. These additional transactions are subject to execution of due diligence, definitive documentation, receipt of regulatory approvals and other customary conditions. This accompanying pro forma condensed consolidated financial statements do not give effect to the proposed acquisitions of Telecom International, Inc. or the 25% minority interests due to the uncertainty as to the timing and/or completion of these acquisitions.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2000 gives effect to the acquisition of STI and STI's acquisition of the EasyLink Services business, as if they had occurred on January 1, 2000. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2000 gives effect to the acquisition of STI and STI's acquisition of the EasyLink Services business, as if they had occurred on December 31, 2000 based on the purchase method of accounting. These transactions will be accounted for as purchase business combinations.

EasyLink believes the accounting used for the pro forma adjustments provides a reasonable basis on which to present the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments do not include any synergies expected to be derived from the merger.

The unaudited pro forma condensed consolidated statement of operations and unaudited pro forma condensed consolidated balance sheet were derived by adjusting the historical consolidated financial statements of EasyLink (formerly Mail.com), STI and the EasyLink Services business. The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should not be construed to be indicative of EasyLink's consolidated financial position or results of operations had the transaction been consummated on the date assumed and do not project EasyLink's consolidated financial position or results of operations for any future date or period.

Certain assets, liabilities and stockholders' equity/net asset balances in the consolidated balance sheets of EasyLink (formerly Mail.com), STI, and the EasyLink Services business have been reclassified to conform to the line item presentation in the pro forma condensed consolidated balance sheet. Certain costs and other deductions in the consolidated statements of operations of EasyLink (formerly Mail.com), STI, and the EasyLink Services business have been reclassified to conform to the line item presentation in the pro forma condensed consolidated statement of operations.

The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with EasyLink's (formerly Mail.com) historical consolidated financial statements and notes thereto included in EasyLink's Annual Report on Form 10-K for the year ended December 31, 2000, as well as STI's and EasyLink Services business's historical consolidated financial statements and notes thereto included herein.

                 EASYLINK SERVICES CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000
                             (dollars in thousands)

                                                       EasyLink
                                                       Services                  Swift
                                                      Corporation         Telecommunications,       AT&T EasyLink
                                                  (formerly Mail.com)             Inc.                 Services
                                                  --------------------    ---------------------    -----------------

                      ASSETS
Current assets:
Cash and cash equivalents                         $              7,409    $                  30    $               -



Marketable securities                                           22,202                        -                    -
Accounts receivable, net                                        13,727                    2,611               16,450
Prepaid expenses and other current assets                        2,783                      531                    -
Deferred tax asset                                                   -                        -                2,562
                                                  --------------------    ---------------------    -----------------
    Total current assets                                        46,121                    3,172               19,012
                                                  --------------------    ---------------------    -----------------

Property and equipment, net                                     50,916                    1,794               15,689
Domain assets, net                                               6,975                        -                    -
Partner advances, net                                            3,841                        -                    -
Investments in affiliated companies                             14,851                    1,415                    -
Goodwill and other intangible assets, net                      200,994                      793                    -



Note receivable                                                      -                        -                    -
Restricted investments                                           1,710                        -                    -
Debt issuance costs                                              3,089                        -                    -
Other                                                            1,764                        -                    -
                                                  --------------------    ---------------------    -----------------
                   Total assets                   $            330,261    $               7,174    $          34,701
                                                  ====================    =====================    =================

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable                                  $             15,465    $               2,320      $         7,276
Accrued expenses                                                25,888                    3,095                4,103


Restructuring reserve                                            4,048                        -                    -
Current portion of capital lease obligations                    11,443                        -                    -
Current portion of domain asset purchase
  obligations                                                       39                        -                    -
Current portion of notes payable                                 1,861                    1,400                    -
Advances from related party                                          -                    1,009
Deferred revenue                                                 1,925                        -                    -
Other current liabilities                                        1,142                      224                    -
                                                  --------------------    ---------------------    -----------------
            Total current liabilities                           61,811                    8,048               11,379
                                                  --------------------    ---------------------    -----------------

Capital lease obligations, less current portion                 14,319                        -                    -
Domain asset purchase obligation, less current
  portion                                                           85                        -                    -
Deferred revenue                                                   775                        -                    -
Deferred tax liability                                               -                        -                2,346
Notes payable, less current portion                            100,321                        -                    -
                                                  --------------------    ---------------------    -----------------
                Total liabilities                              177,311                    8,048               13,725
                                                  --------------------    ---------------------    -----------------

Minority interest                                               14,204                        -                    -

Stockholders' equity (deficit):
Common stock, $0.01 par value
  Class A                                                          518                        -                    -
  Class B                                                          100                        -                    -
Additional paid-in capital                                     445,675                        -                    -
Subscriptions receivable                                           (33)                       -                    -
Deferred compensation                                             (214)                       -                    -
Accumulated other comprehensive loss                              (137)                       4                    -
Accumulated deficit                                           (307,163)                    (878)                   -
Net assets                                                           -                        -               20,976
                                                  --------------------    ---------------------    -----------------
            Total stockholders' equity (deficit)               138,746                     (874)              20,976
                                                  --------------------    ---------------------    -----------------

Commitments and contingencies
                                                  --------------------    ---------------------    -----------------
    Total liabilities and stockholders'
        equity (deficit)                          $            330,261    $               7,174    $          34,701
                                                  ====================    =====================    =================



                                                      Proforma                 Pro Forma
                                                    Adjustments                  Total
                                                  -----------------        -----------------

                      ASSETS
Current assets:
Cash and cash equivalents                         $          10,260   1    $           2,264
                                                            (15,000)  1
                                                               (835)  1
                                                              2,300   7
                                                             (1,900)  7
Marketable securities                                             -                   22,202
Accounts receivable, net                                     (1,472)  5               31,316
Prepaid expenses and other current assets                      (192)  5                3,122
Deferred tax asset                                           (2,562)  6                    -
                                                  -----------------        -----------------
    Total current assets                                     (9,401)                  58,904
                                                  -----------------        -----------------

Property and equipment, net                                  (1,280)  5               67,119
Domain assets, net                                                -                    6,975
Partner advances, net                                             -                    3,841
Investments in affiliated companies                          (1,400)  7               14,866
Goodwill and other intangible assets, net                       216   6              273,483
                                                              1,280   5
                                                               (793)  1
                                                             70,993   1
Note receivable                                               1,800   7                1,800
Restricted investments                                            -                    1,710
Debt issuance costs                                               -                    3,089
Other                                                             -                    1,764
                                                  -----------------        -----------------
                   Total assets                   $          61,415        $         433,551
                                                  =================        =================

       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable                                  $               -        $          25,061
Accrued expenses                                             (1,472)  5               32,884
                                                              1,270   1
Restructuring reserve                                             -                    4,048
Current portion of capital lease obligations                      -                   11,443
Current portion of domain asset purchase
  obligations                                                     -                       39
Current portion of notes payable                             12,425   3               15,686
Advances from related party                                  (1,009)  7                    -
Deferred revenue                                               (192)  5                1,733
Other current liabilities                                         -                    1,366
                                                  -----------------        -----------------
            Total current liabilities                        11,022                   92,260
                                                  -----------------        -----------------

Capital lease obligations, less current portion                   -                   14,319
Domain asset purchase obligation, less current
  portion                                                         -                       85
Deferred revenue                                                  -                      775
Deferred tax liability                                       (2,346)  6                    -
Notes payable, less current portion                          40,185   3              140,506
                                                  -----------------        -----------------
                Total liabilities                            48,861                  247,945
                                                  -----------------        -----------------

Minority interest                                                 -                   14,204

Stockholders' equity (deficit):
Common stock, $0.01 par value
  Class A                                                       188   1                  706
  Class B                                                         -                      100
Additional paid-in capital                                   30,659   1              476,334
Subscriptions receivable                                          -                      (33)
Deferred compensation                                             -                     (214)
Accumulated other comprehensive loss                             (4)  4                 (137)
Accumulated deficit                                             878   4             (305,354)
                                                               (891)  7
                                                              2,700   7
Net assets                                                  (20,976)  4                    -
                                                  -----------------        -----------------
            Total stockholders' equity (deficit)             12,554                  171,402
                                                  -----------------        -----------------

Commitments and contingencies
                                                  -----------------        -----------------
    Total liabilities and stockholders'
        equity (deficit)                          $          61,415        $         433,551
                                                  =================        =================

  See notes to unaudited pro forma condensed consolidated financial statements.

                 EASYLINK SERVICES CORPORATION AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
            (dollars in thousands, except share and per share amounts)

                                                       EasyLink            Historical (1)      (Predecessor Business)(2)
                                                       Services                Swift                    Swift
                                                      Corporation       Telecommunications,      Telecommunications,
                                                  (formerly Mail.com)           Inc.                     Inc.
                                                  --------------------  ---------------------  -------------------------

  Revenues                                        $             61,222  $               4,230  $                   8,779
                                                  --------------------  ---------------------  -------------------------

  Operating expenses:
    Cost of revenues                                            55,732                  1,927                      8,960
    Sales and marketing                                         66,891                      -                          -
    General and administrative                                  45,439                  2,995                      4,052

    Product development                                         19,528                      -                          -
    Amortization of goodwill and other
        intangibles                                             60,763                     48                          -


    Write-off of acquired in-process technology                  7,650                      -                          -
    Impairment of intangible assets                              7,800                      -                          -
    Restructuring charges                                       18,388                      -                          -
                                                  --------------------  ---------------------  -------------------------
      Total operating expenses                                 282,191                  4,970                     13,012
                                                  --------------------  ---------------------  -------------------------

      (Loss) income from operations                           (220,969)                  (740)                    (4,233)
                                                  --------------------  ---------------------  -------------------------

  Other income (expense):
    Interest income                                              5,194                      -                          -
    Interest expense                                            (9,632)                    (3)                         -
    Impairment of investments                                   (4,400)                     -                          -
    Loss on equity investment                                   (2,100)                     -                          -
    Other, net                                                    (104)                     -                          -
                                                  --------------------  ---------------------  -------------------------
      Total other income (expense), net                        (11,042)                    (3)                         -
                                                  --------------------  ---------------------  -------------------------

      (Loss) income before income taxes and
         minority interest                                    (232,011)                  (743)                    (4,233)
                                                  --------------------  ---------------------  -------------------------

  Provision for income taxes                                         -                    135                          -

  Minority interest                                              2,484                      -                          -
                                                  --------------------  ---------------------  -------------------------
  Net (loss) income                                $          (229,527) $                (878) $                  (4,233)
                                                  ====================  =====================  =========================

  Basic and diluted net loss per share            $              (4.02)
                                                  ====================
  Weighted-average basic and diluted shares
       outstanding                                          57,158,562
                                                  ====================




                                                     AT&T EasyLink           Pro Forma                Pro Forma
                                                        Services            Adjustments                 Total
                                                  ---------------------   -----------------       ------------------

  Revenues                                        $             126,129   $          (1,280) 5    $          199,080
                                                  ---------------------   -----------------       ------------------

  Operating expenses:
    Cost of revenues                                             59,596              (1,345) 8               124,870
    Sales and marketing                                          20,424                                       87,315
    General and administrative                                   10,283                 200  9                64,314
                                                                                      1,345  8
    Product development                                          16,519                                       36,047
    Amortization of goodwill and other
        intangibles                                                   -               8,649  2                69,412
                                                                                        (48) 2
    Write-off of acquired in-process technology                                                                7,650
    Impairment of intangible assets                                                                            7,800
    Restructuring charges                                                                                     18,388
                                                  ---------------------   -----------------       ------------------
      Total operating expenses                                  106,822               8,801                  415,796
                                                  ---------------------   -----------------       ------------------

      (Loss) income from operations                              19,307             (10,081)                (216,716)
                                                  ---------------------   -----------------       ------------------

  Other income (expense):
    Interest income                                                   -                   -                    5,194
    Interest expense                                                  -              (4,561) 3               (14,196)
    Impairment of investments                                         -                   -                   (4,400)
    Loss on equity investment                                         -                   -                   (2,100)
    Other, net                                                      269                   -                      165
                                                  ---------------------   -----------------       ------------------
      Total other income (expense), net                             269              (4,561)                 (15,337)
                                                  ---------------------   -----------------       ------------------

      (Loss) income before income taxes and
         minority interest                                       19,576             (14,642)                (232,053)
                                                  ---------------------   -----------------       ------------------

  Provision for income taxes                                      7,701              (7,836) 6                     -

  Minority interest                                                   -                   -                    2,484
                                                  ---------------------   -----------------       ------------------
  Net (loss) income                               $              11,875   $          (6,806)      $         (229,569)
                                                  =====================   =================       ==================

  Basic and diluted net loss per share                                                            $            (3.02)
                                                                                                  ==================
  Weighted-average basic and diluted shares
       outstanding                                                               18,766,176  10           75,924,738
                                                                          =================       ==================

(1) Represents the formal operations of the business of STI from August 1, 2000 (date of acquisition by STI of certain trade assets from GN Comtext Limited) through December 31, 2000.

(2) Represents the predecessor operations of STI from January 1, 2000 through July 31, 2000.



  See notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Dollars in thousands, except share and per share amounts)

(A)      Pro Forma Adjustments and Assumptions

         (1) For purposes of these pro forma condensed consolidated financial statements, EasyLink has assumed that the value of the total purchase is as follows:

              Upon the closing of the acquisition of STI, the Company:

              (i)   paid to the sole shareholder of STI $835 in cash;

              (ii) issued an unsecured non-interest bearing note for $9,188. The note will be payable in four equal semi-annual installments over two years and may be prepaid in whole or in part at any time and from time to time without payment of premium or penalty. The note is non-interest bearing unless the Company fails to make a required payment within 30 days after the due date thereon. Thereafter, the note will bear interest at the rate of 10% per annum. For accounting purposes, the non-interest bearing note was recorded at its present value of $7,350 using an effective interest rate of 10% (see note 3 below); and,

              (iii) issued 18,766,176 shares of EasyLink Class A common stock as consideration for the acquisition of STI. Under the terms of the Merger Agreement, the sole shareholder of STI will receive 18,766,176 shares of EasyLink Class A common stock. The fair value of EasyLink's Class A common stock issued was approximately $1.64 per share based on the average market price of EasyLink's Class A common stock, as quoted on the Nasdaq national market, for the two days immediately prior to, the day of, and the two days immediately after the announcement of the transaction on February 8, 2001.

              (iv) At the closing of the acquisition by STI of the EasyLink Services business from AT&T, the Company advanced $14 million to STI in the form of a loan, the proceeds of which were used to fund part of the $15 million cash portion of the purchase price to AT&T. Upon the closing of the acquisition of STI, the Company assumed a $35 million note issued by STI to AT&T (see note 3 below). The $35 million note is secured by the assets of STI, including the EasyLink Services business, and the shares of EasyLink Class A common stock issued to the sole shareholder in the merger. The note is payable in equal monthly installments over four years and bears interest at the rate of 10% per annum.

              (v) The cash portion of the merger consideration and the reimbursement of $1 million in payments made by the sole shareholder of STI were funded out of EasyLink's available cash generated from operations and from the proceeds received by Mail.com on January 8, 2001 from the issuance of $10.3 million of 10% Senior Convertible Notes due January 8, 2006 (see note 3 below).

              STI Consideration

                    Cash                                                                                $                  835 (i)
                    Present Value of $9.2 Million Note
                     Payable to Sole Stockholder of STI                                                                  7,350 (ii)
                    Shares issued to Sole Stockholder of STI                         18,766,176 shares
                    Fair value of EasyLink's Common Stock
                     as of the Announcement Date on
                     February 8, 2001                                       x       $ 1.6437 per share
                                                                            --------------------------
                                                                                                                        30,847 (iii)
                                                                                                        ----------------------

                    Subtotal                                                                            $               39,032
                                                                                                        ----------------------

              EasyLink Services Business Consideration

                    Cash                                                                                $               15,000 (iv)
                    Assumption of $35 Million Note                                                      $               35,000 (iv)
                                                                                                        ----------------------
                    Subtotal                                                                            $               50,000
                                                                                                        ----------------------


                    Total Consideration                                                                 $               89,032
                                                                                                        ======================


                    Add: Estimated Direct Merger Costs                                                  $                1,270
                                                                                                        ----------------------

                    Total Purchase Price                                                                $               90,302

                    Less: Fair Value Of Net Tangible Assets
                      Acquired And Liabilities
                      Assumed                                                                           $               17,813
                                                                                                        ----------------------

                    Excess Purchase Price Over Net Assets Acquired                                      $               72,489
                                                                                                        ======================

              Estimated Fair Value of Net Tangible Assets Acquired and Liabilities Assumed as of December 31, 2000:

                                                                                                   Easylink
                                                                                                   Services
                                                                                         STI       Business       Total
                                                                                    -------------------------------------
              Historical Net Book Values                                            $     (874)   $   20,976    $  20,102
              Less Purchase Accounting Adjustments
              Note (5)  Elimination of capitalized software license                     (1,280)          -         (1,280)
              Note (6)  Elimination of deferred taxes                                      -            (216)        (216)
                        Elimination of STI's pre-existing goodwill                        (793)          -           (793)
                                                                                    -------------------------------------
                                                                                    $   (2,947)   $   20,760    $  17,813
                                                                                    =====================================

         (2) The following represents the allocation of the purchase price over the historical net book values of the net tangible assets acquired and liabilities assumed of STI and the EasyLink Services business at December 31, 2000, and is for illustrative pro forma purposes only. This allocation is preliminary and may be subject to change upon evaluation of the fair value of STI's and the EasyLink Services business's acquired assets and liabilities assumed as of the acquisition date as well as the identification of certain intangibles. The final allocation of the purchase consideration will be determined after the completion of the merger and will be based on appraisals and a comprehensive final evaluation of the fair values and useful lives of STI's and the EasyLink Services business's tangible assets acquired and identifiable intangible assets and excess of purchase price over net assets acquired at the time of the merger. Actual fair values will be based on financial information as of the acquisition date. Assuming the transaction had occurred on December 31, 2000, the allocation would have been as follows:

              Preliminary Allocation of Excess Purchase Price Over Net Assets Acquired as of December 31, 2000:

                                                                                                               Annual
                                                                                                            Amortization
                                                                                                          -----------------

              Workforce (5 years)                                                    $           3,000    $             600
              Technology (5 years)                                                              11,000                2,200
              Trademarks (10 years)                                                             16,000                1,600
              Customer List (10 years)                                                          11,000                1,100
              Goodwill (10 years)                                                               31,489                3,149
                                                                                     -----------------    -----------------
                                                                                     $          72,489    $           8,649
                                                                                     =================    =================


         (3) To reflect annualized interest expense as a result of additional debt incurred and assumed in connection with the acquisition of STI and the EasyLink Services business as follows:

                                                   Note payable to                               10% Senior
                                                   sole shareholder         Note payable      Convertible Notes
                                                       of STI                 to AT&T          due January 2006
                                                  (Note 1(ii) above)     (Note 1(iv) above)   (Note 1(v) above)     Total
                                                ---------------------------------------------------------------------------------
         Notes Payable

         Total Notes Payable                      $            7,350    $          35,000   $          10,260    $        52,610
           Less current portion                                3,675                8,750                   -             12,425
                                                ---------------------------------------------------------------------------------
         Long-term portion of notes payable       $            3,675    $          26,250   $          10,260    $        40,185
                                                =================================================================================

         Annualized Interest                      $              919    $           3,099   $           1,026    $         5,044
                                                =================================================================================

         (4) To eliminate the historical equity accounts/net asset balances of STI and the EasyLink Services business.

         (5) To eliminate intercompany software sales of $1,280 and prepaid maintenance fees/deferred revenues of $192, and the resultant receivables/payables by and between EasyLink and STI.

         (6) This adjustment reflects the reversal of STI's and the EasyLink Service Business's historical tax provision due to the fact that STI and the EasyLink Services business operated in tax jurisdictions where EasyLink had taxable losses exceeding STI's and the EasyLink Services business's income during such period. Therefore, had the merger been consummated on January 1, 2000, the consolidated company would not have incurred these expenses. Accordingly, deferred tax assets and liabilities have also been eliminated in connection with the merger.

         (7) To record STI's sale of its subsidiary in Italy for $2.3 million in cash and a note receivable of $2.5 million. For accounting purposes, the non-interest bearing note was recorded at its present value of $1.8 million using an imputed interest rate of 10%. The cash proceeds from the sale were used to: (i) pay down the $1,009 advance from the sole stockholder of STI; (ii) pay a dividend to the sole stockholder of STI of approximately $891; and
              (iii) the remaining balance used to pay liabilities of STI.

         (8) The following tables illustrate the reclassifications that were made to certain EasyLink Service business's historical operating expenses in order to conform them to the line item presentation used by EasyLink in its consolidated statement of operations.

              For the year ended December 31, 2000:

                                                       Historical      Adjustment      As Adjusted
                                                       ----------      ----------      -----------
                      Operating expenses:
                        Cost of revenues               $59,596          $(1,345)         $58,251
                        General and administrative     $10,283          $ 1,345          $11,628

         (9) To reflect additional compensation expense of $200,000 to be incurred in connection with the employment agreement of the former President and sole shareholder of STI.

              Any potential pro forma adjustment relating to eligible bonuses, which have no minimum commitment amount, have been omitted since the payment of such bonuses is dependent upon the achievement of performance goals to be established by EasyLink's management.

         (10) The pro forma basic and diluted net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that 18,766,176 of EasyLink's common stock issued in connection with its acquisition of STI were outstanding for the entire period. Diluted net loss per share equals basic net loss per share, as common stock equivalents are anti-dilutive for all pro forma periods presented.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


May 9, 2001
EasyLink Services Corporation

By: /s/ Debra McClister

Debra McClister
Executive Vice President and Chief Financial Officer